PRELIMINARY TERM SHEET
$[622,744,000] (Approximate Offered Certificates)
Asset-Backed Pass-Through Certificates, Series 2006-M1 June 6, 2006
Argent Securities Inc.

Argent Securities Inc. (Depositor) Argent Mortgage Company, L.L.C. Ameriquest Mortgage Company (Originators) Ameriquest Mortgage Company (Master Servicer)

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

PRELIMINARY TERM SHEET DATED June 6, 2006

Argent Securities Inc.

Asset-Backed Pass-Through Certificates, Series 2006-M1

$ [622,740,000]

(Approximate Offered Certificates)

Subject to Revision

Class	Approximate Size ($)	Type[1,2]	WAL (yrs) Call3 / Mat[4]	Principal Payment Window Call3 / Mat[4]	Pmt Delay (days)	Interest Accrual Basis	Stated Final Maturity	Expected Ratings Moody’s/S&P/Fitch	Initial Credit Enhancement (%)
Offered Certificates
A-2D	99,240,000	FLT/SEQ/SR	6.79 / 8.83	72 - 83 / 72 - 190	0	Actual/360	July 2036	Aaa/AAA/AAA	19.50%
M-1	105,000,000	FLT/MEZ	4.86 / 5.40	43 - 83 / 43 - 163	0	Actual/360	July 2036	Aa1/[AA+]/AA+	16.00%
M-2	93,000,000	FLT/MEZ	4.78 / 5.30	41 - 83 / 41 - 152	0	Actual/360	July 2036	Aa2/[AA+]/AA	12.90%
M-3	55,500,000	FLT/MEZ	4.74 / 5.23	40 - 83 / 40 - 144	0	Actual/360	July 2036	Aa3/[AA-]/AA-	11.05%
M-4	51,000,000	FLT/MEZ	4.72 / 5.19	40 - 83 / 40 - 138	0	Actual/360	July 2036	A1/[AA+]/A+	9.35%
M-5	48,000,000	FLT/MEZ	4.69 / 5.13	39 - 83 / 39 - 132	0	Actual/360	July 2036	A2/[AA-]/A	7.75%
M-6	45,000,000	FLT/MEZ	4.68 / 5.08	38 - 83 / 38 - 125	0	Actual/360	July 2036	A3/[A+-]/A-	6.25%
M-7	40,500,000	FLT/MEZ	4.66 / 5.01	38 - 83 / 38 - 117	0	Actual/360	July 2036	Baa1/[ABBB+]/BBB+	4.90%
M-8	33,000,000	FLT/MEZ	4.66 / 4.93	38 - 83 / 38 - 108	0	Actual/360	July 2036	Baa2/[A-BBB]/BBB	3.80%
M-9	22,500,000	FLT/MEZ	4.65 / 4.82	37 - 83 / 37 - 99	0	Actual/360	July 2036	Baa3/[BBB+-]/BBB	3.05%
M-10	30,000,000	FLT/MEZ	4.61 / 4.65	37 - 83 / 37 - 91	0	Actual/360	July 2036	Ba1/[BBB+]/BBB-	2.05%
Non-Offered Certificates
A-1	1,401,905,000	FLT/SR	Not Offered		0	Actual/360	July 2036	Aaa/AAA/AAA	19.50%
A-2A	435,774,000	FLT/SEQ/SR	Not Offered		0	Actual/360	July 2036	Aaa/AAA/AAA	19.50%
A-2B	209,014,000	FLT/SEQ/SR	Not Offered		0	Actual/360	July 2036	Aaa/AAA/AAA	19.50%
A-2C	269,067,000	FLT/SEQ/SR	Not Offered		0	Actual/360	July 2036	Aaa/AAA/AAA	19.50%
CE	61,500,000	N/A	Not Offered		N/A			NR	N/A
P	100	N/A	Not Offered		N/A			NR	N/A
R	N/A	N/A	Not Offered		N/A			NR	N/A
R-X	N/A	N/A	Not Offered		N/A			NR	N/A

(1) The interest rate on each of the Certificates is subject to the related Net WAC Rate Cap.
(2) The Adjustable-Rate Certificates will accrue interest at a rate not greater than the related Maximum Cap Rate.
(3) To 10% Optional Termination at the pricing speed.
(4) To maturity at the pricing speed.

Pricing Speed (“PPC”)

Fixed-Rate Mortgage Loans	2% CPR growing to 20% CPR over 10 months.
Adjustable-Rate Mortgage Loans
100% PPC, which is 5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Part I: Key Terms

Parties: Depositor:	Argent Securities Inc.
Originators:	Ameriquest Mortgage Company and Argent Mortgage Company, L.L.C.
Seller, Sponsor and Master Servicer:
Ameriquest Mortgage Company.

Static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools sponsored by the Sponsor and serviced by the Master Servicer for the last five years can be obtained from the following website: http://www.amcinvestors.com/arsi.

Trustee, Custodian and Swap Administrator:	Deutsche Bank National Trust Company.
Swap Provider:	[TBD]
Co-Lead Underwriters:	Merrill Lynch, Pierce, Fenner & Smith Incorporated., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.
Co-Managers:	Greenwich Capital Markets, Inc. and Lehman Brothers Inc.
Collateral:
Initial Mortgage Loans:
As of the Cut-off Date, 12,290 Adjustable-Rate and Fixed-Rate, first-lien and second-lien, closed-end, subprime mortgage loans with LTVs at origination not in excess of 100% and an aggregate scheduled principal balance as of the Cut-off Date of approximately $2,461,756,958.80 (the “Initial Mortgage Loans”). References to percentages or balances herein are based on the aggregate scheduled principal balance of such Mortgage Loans on the Cut-off Date. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Initial Group I Mortgage Loans: 8,764 Adjustable-Rate and Fixed-Rate Initial Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,429,046,869 and with principal balances at origination that conform to principal balance limits of Freddie Mac.

Initial Group II Mortgage Loans: 3,526 Adjustable-Rate and Fixed-Rate Initial Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,032,710,090 and with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae and Freddie Mac.

Pre-Funding Accounts:
On the Closing Date, up to approximately $538,243,041 will be deposited into one or more pre-funding accounts (the Pre-Funding Account”). Approximately $312,449,420 will be used to purchase Subsequent Mortgage Loans to be deposited into loan group I and approximately $225,793,622 will be used to purchase Subsequent Mortgage Loans to be deposited into loan group II.

The amount on deposit in the Pre-Funding Accounts will be reduced by the amount used to purchase additional fixed-rate and adjustable-rate mortgage loans (the "Subsequent Mortgage Loans") during the period from the Closing Date up to and including July 21, 2006 (the "Funding Period"). The Initial Mortgage Loans and the Subsequent Mortgage Loans (collectively, the "Mortgage Loans") will have an aggregate principal balance as of the Cut-off Date of approximately $3,000,000,000. Any amounts remaining in the Pre-Funding Accounts at the end of the Funding Period will be distributed on the next Distribution Date to the holders of the Class A Certificates.

Insured AVM Loans:
Approximately 5.44% of the Initial Mortgage Loans were originated using an insured automated valuation model (“Insured AVM”). Upon the liquidation of a related mortgaged property, if the Insured AVM is determined to have overstated the mortgaged property’s value as of the date originally made, the Insured AVM Insurer is liable for the lesser of: (i) losses of principal and (ii) the amount by which the Insured AVM overstated the mortgaged property’s value at origination. St. Paul Travelers (the “Insured AVM Insurer”) is the provider under the master policy for the Insured AVM.

Primary Mortgage Insurance Policy:
As of the Cut-off Date, approximately 11.77% of the Initial Mortgage Loans will be covered by a mortgage insurance policy (the “PMI Policy”) issued by Mortgage Guaranty Insurance Corporation (the “Mortgage Insurance Provider”). For each of those Mortgage Loans, the Mortgage Insurance Provider provides insurance coverage, subject to certain carveouts, down to 60% of the value of the related mortgaged property. It is expected that a similar percentage of the Subsequent Mortgage Loans will also be covered by the PMI Policy.

Dates:
Cut-off Date:	The close of business on June 1, 2006.
Distribution Dates:	The 25th day of each month or, if the 25th day is not a business day, the next business day, beginning in July 2006.
Record Date:
Adjustable-Rate Certificates: the close of business on the business day immediately preceding the related Distribution Date.
Retained Certificates: the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

Expected Pricing Date:	The week of June 5, 2006.
Expected Closing Date:	On or about June 28, 2006.
Designations:
Certificates:	Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-M1.
Adjustable-Rate Certificates:	Class A Certificates and Class M Certificates.
Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.
Offered Certificates:	Class A-2D and Class M Certificates.
Non-Offered Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C, Class CE, Class P and Residual Certificates.
Residual Certificates:	Class R and Class R-X Certificates.
Retained Certificates:	Class CE, Class P and Residual Certificates.
Group I Certificates:	Class A-1 Certificates, which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2A, Class A-2B, Class A-2C, and Class A-2D Certificates, which evidence interests in the Group II Mortgage Loans.
Other Terms:
Source for Calculation of One-Month LIBOR:	Moneyline Telerate page 3750.
ERISA:	The Offered Certificates will not be ERISA eligible as of the Closing Date.
SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Federal Taxation:	Designated portions of the Trust will be established as multiple REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	With respect to the Class A and Class M Certificates, $100,000 and integral multiples of $1 in excess.

Part II: Definitions/Description of the Certificates

Determination Date:	The 10th day of the month or, if such day is not a business day, the business day immediately preceding such 10th day.
Due Period:	For each Distribution Date, the period from the second day of the immediately preceding month to the first day of the month in which such Distribution Date occurs.
Prepayment Period:
For the first Distribution Date, the Cut-off Date to and including the initial Determination Date, and for all other Distribution Dates, the day after the prior Determination Date to and including the Determination Date in the month in which such Distribution Date occurs.

Interest Accrual Basis:	Actual/360. The Adjustable-Rate Certificates will settle flat and will have no payment delay.
Administrative Fee Rate:	The sum of (a) the Servicing Fee Rate (0.50% per annum), (b) the Trustee Fee Rate (0.0007% per annum) and (c) the PMI Insurer Fee Rate, if applicable.
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:
The majority holders of the Class CE Certificates, the Master Servicer and the NIMS Insurer, if any, in that order, may purchase all of the Mortgage Loans and REO properties and retire the Certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the amounts on deposit in the Pre-Funding Accounts on the Closing Date.

Credit Enhancement:	Excess Interest; Overcollateralization ("OC"); Subordination; and Primary Mortgage Insurance Policy.
Initial Overcollateralization Target Percentage:	Approximately 2.05%.
Overcollateralization Floor:	The sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the amount on deposit in the Pre-Funding Accounts on the Closing Date multiplied by 0.50%.
Overcollateralization Target Amount:
For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the sum of (a) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the amount on deposit in the Pre-Funding Accounts on the Closing Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:
The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (A) the 37th Distribution Date and (B) the date that the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 2x the Initial Credit Enhancement Percentage.

Credit Enhancement Percentage:
The percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the Mortgage Loans plus any amounts on deposit in the Pre-Funding Accounts.

Class	Initial CE%	Target CE% On/After Stepdown Date
Class A	19.50%	2x Initial CE%
M-1	16.00%	2x Initial CE%
M-2	12.90%	2x Initial CE%
M-3	11.05%	2x Initial CE%
M-4	9.35%	2x Initial CE%
M-5	7.75%	2x Initial CE%
M-6	6.25%	2x Initial CE%
M-7	4.90%	2x Initial CE%
M-8	3.80%	2x Initial CE%
M-9	3.05%	2x Initial CE%
M-10	2.05%	2x Initial CE%

Overcollateralization Reduction Amount:
For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:
For any Distribution Date, will be the excess, if any, of (a) the sum of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) and (ii) any amounts on deposit in the Pre-Funding Accounts over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates plus the Certificate Principal Balance of the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:
For any Distribution Date, the sum of (x) the Overcollateralization Reduction Amount, if any, and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payments (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), if any, made by the Trustee, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by the Class CE Certificates.

If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess, (the “Realized Loss Amount”) will be allocated to the classes of Class M Certificates, sequentially, in descending numerical order.

There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from the Net Monthly Excess Cashflow (and from certain amounts received by the Swap Administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement.

Net WAC Rate Cap:
Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, the numerator of which is equal to (x) the amount of interest which accrued on the Group I Mortgage Loans during the prior calendar month plus any amount withdrawn from the related interest coverage account (less an amount equal to the administrative fee rate) minus (y) the portion of the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider and attributable to the related Mortgage Loans (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), and the denominator of which is equal to the sum of (i) the aggregate principal balance of the related Mortgage Loans and (ii) any amounts on deposit in the related Pre-Funding Accounts, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, the numerator of which is equal to (x) the amount of interest which accrued on the Group II Mortgage Loans during the prior calendar month plus any amount withdrawn from the related interest coverage account (less an amount equal to the administrative fee rate) minus (y) the portion of the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider and attributable to the related Mortgage Loans (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), and the denominator of which is equal to the sum of (i) the aggregate principal balance of the related Mortgage Loans and (ii) any amounts on deposit in the related Pre-Funding Accounts, multiplied by 12.

Class M Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the sum of (i) the aggregate principal balance of the Mortgage Loans in each loan group and (ii) any amounts on deposit in the related Pre-Funding Account, the current certificate principal balance of the related Class A Certificates), of (i) the Net WAC Rate Cap for the Group I Certificates and (ii) the Net WAC Rate Cap for the Group II Certificates.

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.
Formula Rate:	For any Distribution Date and any class of Adjustable-Rate Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.
Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and any Adjustable-Rate Certificates is calculated in the same manner as the related Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans and (ii) any amounts on deposit in the Pre-Funding Accounts, multiplied by 12.

Coupon Step-up:
After the Optional Termination Date, if the majority holders of the Class CE Certificates, the Master Servicer (or NIMs Insurer, if any) fails to exercise its right to terminate the Trust, the certificate margins with respect to the Adjustable-Rate Certificates on any then outstanding Certificates will increase according to the following:

	Certificates	After Optional Termination
	Class A Certificates	2x Applicable Margin
	Class M Certificates	1.5x Applicable Margin

Net WAC Rate Carryover Amount:
For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of $[2,794,425,000] (the “Swap Agreement”). Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.450]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider, and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Interest Carry Forward Amount:
For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable to the Master Servicer or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Master Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; (iv) all compensating interest paid by the Master Servicer in respect of prepayment interest shortfalls on the Mortgage Loans for the related period and (v) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans.

Class A Principal Distribution Amount:
With respect to the Class A Certificates, prior to the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow and any net swap payment received from the Swap Provider required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the Initial Credit Enhancement Percentage as set forth in the Credit Enhancement Percentage table included herein.

Principal distributions on the Group II Certificates will be allocated sequentially, to the Class A-2A, the Class A-2B, Class A-2C, and the Class A-2D Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on that and subsequent Distribution Dates will be distributed to the group(s) of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount:
The Class M Certificates will not receive any principal payments prior to the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid on the Class M Certificates in the following order: to the Class M-1 Certificates until it reaches 2x the Class M-1 Initial Credit Enhancement Percentage, then to the Class M-2 Certificates until it reaches 2x the Class M-2 Initial Credit Enhancement Percentage, then to the Class M-3 Certificates until it reaches 2x the Class M-3 Initial Credit Enhancement Percentage, then to the Class M-4 Certificates until it reaches 2x the Class M-4 Initial Credit Enhancement Percentage, then to the Class M-5 Certificates until it reaches 2x the Class M-5 Initial Credit Enhancement Percentage, then to the Class M-6 Certificates until it reaches 2x the Class M-6 Initial Credit Enhancement Percentage, then to the Class M-7 Certificates until it reaches 2x the Class M-7 Initial Credit Enhancement Percentage, then to the Class M-8 Certificates until it reaches 2x the Class M-8 Initial Credit Enhancement Percentage, then to the Class M-9 Certificates until it reaches 2x the Class M-9 Initial Credit Enhancement Percentage and then to the Class M-10 Certificates until it reaches 2x the Class M-10 Initial Credit Enhancement Percentage in each case, as set forth in the Credit Enhancement Percentage table included herein.

If a Trigger Event is in effect, principal payments will be paid sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.

Delinquency Trigger Event:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage for the most senior class of Certificates then outstanding. In the case of the Class A Certificates, the percentage will be [39.90]%.

Cumulative Loss Test:
The aggregate amount of Realized Losses incurred with respect to the Mortgage Loans since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received with respect to the Mortgage Loans from the related Cut-off Date through the last day of the related Due Period) divided by the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) any amounts on deposit in the Pre-Funding Accounts on the Closing Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
July 2008 through June 2009	[1.35 ]% for the first month plus an additional 1/12th of [1.65 ]% for each month thereafter
July 2009 through June 2010	[3.00 ]% for the first month plus an additional 1/12th of [1.70 ]% for each month thereafter
July 2010 through June 2011	[4.70 ]% for the first month plus an additional 1/12th of [1.35 ]% for each month thereafter
July 2011 through June 2012	[6.05 ]% for the first month plus an additional 1/12th of [0.45 ]% for each month thereafter
July 2012 and thereafter	[6.50 ]%

Payment Priority:
On each Distribution Date, distributions will be made as follows:

First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A and the Class M Certificates, in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, to pay Interest Carry Forward Amounts to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay any Realized Losses allocated to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Adjustable-Rate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account, to pay any principal on the Adjustable-Rate Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially.

Part III: Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
7/25/2006	2,794,425,000.00	9/25/2008	748,608,521.41
8/25/2006	2,776,135,426.83	10/25/2008	730,228,180.26
9/25/2006	2,757,211,676.06	11/25/2008	711,847,839.10
10/25/2006	2,721,827,232.39	12/25/2008	693,467,497.94
11/25/2006	2,686,229,704.49	1/25/2009	598,641,579.77
12/25/2006	2,650,354,771.55	2/25/2009	584,720,295.18
1/25/2007	2,597,668,820.27	3/25/2009	570,799,010.59
2/25/2007	2,545,424,630.38	4/25/2009	556,877,726.00
3/25/2007	2,493,370,700.53	5/25/2009	542,956,441.41
4/25/2007	2,410,000,255.12	6/25/2009	529,035,156.82
5/25/2007	2,328,755,556.37	7/25/2009	512,667,810.08
6/25/2007	2,249,472,033.47	8/25/2009	496,903,287.41
7/25/2007	2,146,971,722.18	9/25/2009	481,741,260.63
8/25/2007	2,049,216,887.17	10/25/2009	467,068,016.50
9/25/2007	1,956,020,273.55	11/25/2009	452,870,279.31
10/25/2007	1,867,161,274.82	12/25/2009	439,061,623.52
11/25/2007	1,782,430,279.80	1/25/2010	425,552,485.75
12/25/2007	1,701,258,960.46	2/25/2010	412,317,744.63
1/25/2008	1,584,499,117.55	3/25/2010	399,335,933.20
2/25/2008	1,475,955,988.69	4/25/2010	386,747,898.17
3/25/2008	1,374,914,662.72	5/25/2010	374,590,698.69
4/25/2008	1,255,378,927.38	6/25/2010	362,820,698.45
5/25/2008	1,146,812,719.15	7/25/2010	351,424,614.48
6/25/2008	803,749,544.88	8/25/2010	340,394,201.94
7/25/2008	785,369,203.73	9/25/2010 and	0.00
8/25/2008	766,988,862.57	thereafter

PART IV: COLLATERAL STATISTICS

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Initial Mortgage Loans	12,290

Aggregate Current Principal Balance	$2,461,756,958.80	$19,987.88 to $1,688,694.68
Average Current Principal Balance	$200,305.69

Aggregate Original Principal Balance	$2,462,883,016.70	$20,000.00 to $1,690,000.00
Average Original Principal Balance	$200,397.32

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.87%

Wtd. Avg. Gross Coupon	8.558%	6.000% to 13.500%

Wtd. Avg. Original Term (months)	359	120 to 360
Wtd. Avg. Remaining Term (months)	358	113 to 360

Margin (ARM Loans Only)	5.933%	2.750% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)	14.585%	12.000% to 18.650%

Minimum Mortgage Rate (ARM Loans Only)	8.585%	6.000% to 12.650%

Wtd. Avg. Original LTV	80.83%	10.26% to 100.00%

Wtd. Avg. Borrower FICO	613	500 to 819

Retail Originations	18.98%
	Summary Statistics	Range (if applicable)

Geographic Distribution (Top 5)	CA (26.93%)
	FL (11.65%)
	IL (7.20%)
	AZ (7.00%)
	NY (5.37%)

Collateral Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Collateral Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2 YR/6MO LIB	5,017	$955,406,288.62	38.81%	359	40.59	8.973	594	80.49
2 YR/6MO LIB - 5YR IO	907	$294,409,330.87	11.96	359	40.42	7.855	656	81.88
2 YR/6MO LIB - 40 Year	1,096	$308,806,672.28	12.54	359	42.72	8.321	629	81.98
3 YR/6MO LIB	2,331	$408,137,470.25	16.58	358	40.73	8.669	592	78.73
3 YR/6MO LIB - 5YR IO	315	$84,042,408.14	3.41	359	40.12	7.596	661	82.12
3 YR/6MO LIB - 40 Year	320	83,200,933.18	3.38	359	41.73	8.344	626	82.88
5 YR/6MO LIB	7	901,399.08	0.04	359	45.14	7.134	726	90.20
5 YR/6MO LIB - 5YR IO	16	3,130,714.00	0.13	359	38.75	7.146	733	89.43
FIXED RATE	2,074	265,278,826.87	10.78	352	40.35	8.547	618	81.53
FIXED RATE - 5YR IO	86	27,540,931.92	1.12	359	39.88	7.449	666	82.62
FIXED RATE - 40 Year	121	30,901,983.59	1.26	359	41.60	7.761	621	79.81
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Principal Balances at Origination

	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	Principal Balance	Balance	Maturity	Income	Coupon		OLTV
at Origination ($)	Mortgage Loans	at Origination	at Origination	(months)*	(%)*	(%)*	FICO*	(%)*
25,000.00 or less	70	$1,597,815.00	0.06%	352	40.35	11.739	640	99.99
25,000.01 - 50,000.00	344	12,239,301.00	0.50	359	42.94	11.757	649	99.97
50,000.01 - 100,000.00	2,622	208,765,095.00	8.48	355	38.75	9.362	591	80.61
100,000.01 - 150,000.00	2,634	328,485,784.70	13.34	357	40.22	8.944	596	80.12
150,000.01 - 200,000.00	2,021	352,406,544.00	14.31	358	40.74	8.631	606	79.55
200,000.01 - 250,000.00	1,335	299,556,886.00	12.16	358	40.96	8.561	609	80.10
250,000.01 - 300,000.00	953	261,590,462.00	10.62	359	41.37	8.436	617	80.70
300,000.01 - 350,000.00	669	217,152,206.00	8.82	359	41.57	8.279	622	80.88
350,000.01 - 400,000.00	491	184,311,791.00	7.48	359	41.28	8.270	621	81.14
400,000.01 - 450,000.00	388	164,656,578.00	6.69	359	41.38	8.238	626	81.69
450,000.01 - 500,000.00	277	131,679,451.00	5.35	358	42.01	8.363	630	81.86
500,000.01 - 550,000.00	161	84,497,720.00	3.43	359	41.99	8.192	626	83.78
550,000.01 - 600,000.00	122	70,220,441.00	2.85	359	40.82	8.276	627	83.41
600,000.01 - 650,000.00	63	39,476,865.00	1.60	359	41.99	8.109	625	82.14
650,000.01 - 700,000.00	52	35,126,630.00	1.43	359	39.23	8.079	620	81.36
700,000.01 - 750,000.00	38	27,587,520.00	1.12	359	40.59	7.959	625	79.29
750,000.01 or greater	50	43,531,927.00	1.77	359	40.20	7.634	627	78.92
Total:	12,290	$2,462,883,016.70	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Principal Balance as of the Cut-off Date

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV
as of the Cut-off Date ($)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)*
25,000.00 or less	70	$1,596,996.78	0.06%	352	40.36	11.739	640	99.99
25,000.01 - 50,000.00	344	12,233,923.21	0.50	359	42.94	11.757	649	99.97
50,000.01 - 100,000.00	2,622	208,637,257.33	8.48	355	38.75	9.362	591	80.61
100,000.01 - 150,000.00	2,634	328,309,342.40	13.34	357	40.22	8.944	596	80.12
150,000.01 - 200,000.00	2,021	352,230,074.60	14.31	358	40.74	8.631	606	79.55
200,000.01 - 250,000.00	1,336	299,668,428.54	12.17	358	40.96	8.559	609	80.11
250,000.01 - 300,000.00	952	261,220,469.76	10.61	359	41.36	8.439	617	80.69
300,000.01 - 350,000.00	671	217,762,949.43	8.85	359	41.49	8.279	623	80.88
350,000.01 - 400,000.00	489	183,539,493.91	7.46	359	41.37	8.270	621	81.14
400,000.01 - 450,000.00	388	164,591,507.95	6.69	359	41.38	8.238	626	81.69
450,000.01 - 500,000.00	277	131,631,800.54	5.35	358	42.01	8.363	630	81.86
500,000.01 - 550,000.00	161	84,468,307.49	3.43	359	41.99	8.192	626	83.78
550,000.01 - 600,000.00	122	70,197,170.50	2.85	359	40.82	8.277	627	83.41
600,000.01 - 650,000.00	63	39,462,041.12	1.60	359	41.99	8.109	625	82.14
650,000.01 - 700,000.00	53	35,812,325.60	1.45	359	39.42	8.070	621	81.53
700,000.01 - 750,000.00	37	26,881,474.76	1.09	359	40.37	7.967	623	79.01
750,000.01 or greater	50	43,513,394.88	1.77	359	40.20	7.634	627	78.92
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Remaining Term to Maturity

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV
Range of Months Remaining	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)*
61 - 120	4	$597,224.27	0.02%	116	44.33	7.525	663	79.83
121 - 180	72	7,822,360.80	0.32	179	35.44	8.314	624	73.99
181 - 240	65	7,968,648.41	0.32	239	40.41	8.294	632	77.15
241 - 300	2	629,023.46	0.03	297	28.00	6.678	728	84.62
301 - 360	12,147	2,444,739,701.86	99.31	359	40.88	8.560	613	80.86
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Current Mortgage Rates

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Range of Current Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
6.000 - 6.499	105	$31,691,169.00	1.29%	356	38.89	6.278	666	73.65
6.500 - 6.999	513	148,187,489.59	6.02	356	40.16	6.836	653	77.65
7.000 - 7.499	975	255,409,138.72	10.38	358	40.35	7.244	630	77.96
7.500 - 7.999	1,945	480,820,105.51	19.53	358	41.29	7.766	625	78.76
8.000 - 8.499	1,519	326,943,253.80	13.28	358	41.83	8.245	617	79.66
8.500 - 8.999	2,251	449,276,846.24	18.25	358	41.23	8.746	603	81.06
9.000 - 9.499	1,379	257,274,029.68	10.45	358	40.83	9.228	600	83.03
9.500 - 9.999	1,535	252,903,426.64	10.27	358	40.29	9.737	586	84.10
10.000 - 10.499	639	98,160,821.93	3.99	358	40.27	10.218	596	85.61
10.500 - 10.999	642	83,478,153.23	3.39	359	38.82	10.727	592	84.87
11.000 - 11.499	205	28,073,065.59	1.14	359	40.38	11.208	592	85.47
11.500 - 11.999	230	25,932,798.16	1.05	358	39.89	11.729	595	86.18
12.000 - 12.499	182	15,672,777.19	0.64	359	41.79	12.231	593	87.31
12.500 - 12.999	149	7,298,181.72	0.30	356	42.45	12.665	631	98.54
13.000 - 13.499	20	610,806.88	0.02	359	45.38	13.046	611	100.00
13.500 - 13.999	1	24,894.92	0.00	359	49.00	13.500	594	100.00
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Original Loan-to-Value Ratios

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Original	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan-to-Value Ratios (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25.00 or less	31	$2,895,883.98	0.12%	359	36.40	8.849	580	20.28
25.01 - 30.00	28	3,183,772.49	0.13	354	40.83	8.683	578	28.30
30.01 - 35.00	42	4,557,685.58	0.19	347	36.31	8.621	579	32.71
35.01 - 40.00	56	8,035,081.96	0.33	358	38.94	8.323	586	37.64
40.01 - 45.00	84	12,802,002.25	0.52	359	40.00	8.163	589	42.79
45.01 - 50.00	145	23,157,047.42	0.94	356	41.02	8.168	586	47.71
50.01 - 55.00	169	28,522,669.98	1.16	355	40.24	8.411	584	52.83
55.01 - 60.00	244	42,129,831.79	1.71	357	39.99	8.247	585	57.99
60.01 - 65.00	419	83,309,252.84	3.38	357	41.02	8.192	589	63.33
65.01 - 70.00	620	128,433,350.89	5.22	357	41.61	8.445	577	68.57
70.01 - 75.00	951	191,599,278.74	7.78	358	41.54	8.445	579	73.93
75.01 - 80.00	3,934	915,389,673.34	37.18	358	41.27	8.215	630	79.72
80.01 - 85.00	1,180	245,332,271.76	9.97	357	40.44	8.533	597	84.33
85.01 - 90.00	2,599	501,280,388.94	20.36	358	39.89	8.904	612	89.66
90.01 - 95.00	1,116	226,945,617.79	9.22	359	40.90	9.104	629	94.78
95.01 - 100.00	672	44,183,149.05	1.79	358	42.61	11.293	652	99.98
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

FICO Scores at Origination

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Range of FICO Scores at Origination	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 - 519	865	$148,303,529.67	6.02%	359	42.02	9.238	510	74.53
520 - 539	1,059	183,338,957.44	7.45	358	41.63	9.156	530	77.52
540 - 559	1,155	206,779,919.00	8.40	358	41.27	8.918	550	79.18
560 - 579	1,106	187,426,748.26	7.61	358	40.86	8.854	569	79.32
580 - 599	1,258	247,002,142.09	10.03	358	41.15	8.651	589	80.02
600 - 619	1,629	333,147,572.18	13.53	358	41.02	8.428	609	82.08
620 - 639	1,778	374,609,452.16	15.22	358	41.03	8.416	629	81.99
640 - 659	1,251	278,949,226.39	11.33	358	40.59	8.257	650	82.87
660 - 679	832	190,806,740.62	7.75	358	40.47	8.220	669	82.31
680 - 699	506	115,917,942.82	4.71	357	39.18	8.136	689	82.58
700 - 719	354	82,488,585.90	3.35	358	39.74	8.213	708	83.59
720 - 739	217	46,178,108.14	1.88	357	40.52	8.268	729	83.22
740 - 759	134	31,799,731.12	1.29	358	40.04	8.157	750	82.71
760 - 779	77	20,010,513.96	0.81	354	40.49	8.015	768	82.92
780 - 799	51	10,891,893.36	0.44	359	34.82	8.337	788	82.70
800 - 819	18	4,105,895.69	0.17	339	33.33	7.982	807	81.91
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Debt-to-Income Ratios

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Ratios (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
20.00 or less	509	$98,029,942.05	3.98%	357	13.71	8.528	622	80.69
20.01 - 25.00	490	85,609,038.17	3.48	358	23.22	8.697	615	79.37
25.01 - 30.00	820	147,430,570.47	5.99	357	28.13	8.571	615	80.46
30.01 - 35.00	1,278	233,599,732.17	9.49	357	33.19	8.625	611	80.46
35.01 - 40.00	1,942	378,184,607.45	15.36	358	38.18	8.543	616	80.83
40.01 - 45.00	2,705	560,287,748.35	22.76	358	43.21	8.502	619	81.36
45.01 - 50.00	3,971	849,174,698.43	34.49	358	48.13	8.562	611	82.16
50.01 - 55.00	575	109,440,621.71	4.45	357	53.38	8.624	573	70.40
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Geographic Distribution

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Geographic Location	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
California	1,878	$662,921,030.15	26.93%	358	41.48	8.177	627	79.53
Florida	1,428	286,884,037.55	11.65	359	41.17	8.494	614	79.33
Illinois	982	177,234,242.84	7.20	358	41.66	8.864	610	82.87
Arizona	987	172,208,472.49	7.00	359	40.41	8.692	624	81.18
New York	426	132,274,008.97	5.37	358	41.84	8.348	623	78.95
New Jersey	467	119,914,143.66	4.87	359	42.22	8.685	602	78.60
Maryland	491	106,435,421.54	4.32	358	41.63	8.281	591	79.25
Texas	715	83,159,951.88	3.38	353	38.42	9.079	597	82.82
Michigan	490	57,900,667.94	2.35	358	39.52	9.118	593	85.56
Nevada	222	51,769,611.51	2.10	359	39.11	8.399	623	81.30
Pennsylvania	355	47,973,458.00	1.95	356	40.27	8.613	582	79.49
Massachusetts	189	43,350,898.21	1.76	359	41.12	8.465	609	78.00
Washington	200	41,573,153.94	1.69	359	39.54	8.429	610	81.98
Utah	247	39,558,914.17	1.61	359	39.84	8.669	631	83.25
Missouri	319	38,326,169.66	1.56	359	39.66	9.195	595	86.25
Ohio	352	36,254,133.20	1.47	357	38.87	8.746	591	86.45
Wisconsin	263	34,894,040.17	1.42	358	40.59	9.404	596	85.94
Minnesota	165	29,272,876.14	1.19	358	39.24	8.972	604	80.85
Connecticut	129	25,795,208.08	1.05	357	41.36	8.668	587	79.20
Colorado	126	23,289,429.84	0.95	357	39.77	8.404	610	83.63
Hawaii	58	22,734,278.18	0.92	359	41.09	7.579	632	77.78
Indiana	230	22,571,500.38	0.92	357	37.68	9.357	607	86.59
North Carolina	144	16,969,332.78	0.69	357	41.83	9.286	587	84.91
Georgia	113	16,302,994.19	0.66	356	39.31	9.429	597	84.86
Louisiana	128	15,497,711.23	0.63	354	39.61	8.900	588	83.27
Tennessee	131	14,973,492.50	0.61	356	40.79	9.232	583	85.53
Oregon	73	13,072,111.35	0.53	359	38.61	8.525	601	81.05
South Carolina	95	11,750,292.00	0.48	359	37.11	9.379	586	83.72
New Mexico	79	11,654,256.33	0.47	359	40.96	8.967	611	84.34
Rhode Island	51	11,471,193.98	0.47	358	40.60	8.213	620	80.29
Oklahoma	99	10,302,721.40	0.42	359	39.04	9.311	595	84.46
Alabama	87	10,091,575.26	0.41	350	41.22	9.207	593	80.25
Kansas	77	9,153,954.40	0.37	359	39.88	9.439	589	86.55
Kentucky	65	8,382,718.71	0.34	357	40.79	8.764	591	85.23
Arkansas	53	7,830,679.45	0.32	354	33.97	10.057	672	85.01
Mississippi	74	7,451,989.50	0.30	331	40.55	9.101	595	84.12
Delaware	42	7,044,973.31	0.29	359	40.61	8.335	588	78.38
Iowa	62	6,535,233.35	0.27	355	41.61	9.562	583	83.89
Maine	37	5,140,566.51	0.21	354	42.60	8.943	587	76.65
Alaska	24	4,146,210.74	0.17	352	40.64	8.699	595	85.26
Nebraska	37	3,641,506.89	0.15	359	38.04	9.149	594	87.15
Idaho	25	3,549,607.78	0.14	359	37.62	8.690	562	80.82
New Hampshire	22	3,246,203.50	0.13	359	39.94	8.455	606	71.26
Wyoming	24	3,022,005.18	0.12	359	40.07	8.761	603	81.90
District of Columbia	8	1,905,495.68	0.08	359	44.69	7.726	620	68.66
Vermont	9	1,088,615.83	0.04	359	44.20	9.044	585	73.79
Montana	3	643,650.81	0.03	358	36.45	9.313	583	87.49
South Dakota	5	315,682.13	0.01	359	33.10	8.863	641	84.52
North Dakota	4	276,535.51	0.01	359	26.50	8.708	595	82.81
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Occupancy Status

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Occupancy Status	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Owner-Occupied	11,086	$2,255,348,015.29	91.62%	358	41.46	8.491	610	80.49
Non-Owner Occupied	1,101	182,307,983.38	7.41	358	33.69	9.386	646	84.79
Second Home	103	24,100,960.13	0.98	358	38.71	8.536	647	83.20
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Documentation Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Documentation Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	7,313	$1,358,309,947.00	55.18%	358	40.60	8.299	599	80.24
Stated Documentation	3,699	835,000,614.48	33.92	359	41.67	8.968	638	81.81
Limited Documentation	1278	268,446,397.32	10.90	358	39.67	8.591	605	80.78
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Loan Purpose

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan Purpose	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Refinance-Debt Consolidation Cash Out**	6,997	$1,419,308,827.12	57.65%	358	41.09	8.491	594	78.47
Purchase	4,757	954,079,587.89	38.76	359	40.69	8.664	641	84.19
Refinance-Debt Consolidation No Cash Out*	536	88,368,543.79	3.59	357	38.99	8.479	605	82.53
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Credit Grade

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Risk Category	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	7,208	$1,517,675,925.34	61.65%	358	40.50	8.427	630	82.71
II	1,414	315,414,013.79	12.81	359	40.65	8.592	583	81.22
III	331	67,869,536.64	2.76	358	41.31	9.094	559	77.34
IV	358	73,972,036.77	3.00	359	43.03	9.106	554	70.78
V	108	19,512,326.79	0.79	359	43.17	11.109	548	64.63
8A	130	25,065,393.88	1.02	351	39.48	7.216	749	84.54
7A	76	14,742,647.28	0.60	349	44.47	7.526	697	88.15
6A	156	33,243,892.62	1.35	355	41.70	7.698	669	80.81
5A	160	32,707,802.33	1.33	356	42.23	7.966	650	81.18
4A	171	28,992,841.28	1.18	357	41.01	8.363	631	77.68
3A	215	35,204,522.66	1.43	358	41.11	8.407	612	78.73
2A	293	46,338,274.36	1.88	356	42.83	8.817	604	76.58
A	570	88,263,956.39	3.59	357	41.89	8.960	572	77.63
B	469	68,447,674.81	2.78	358	41.74	9.160	553	75.45
C	517	78,748,256.83	3.20	358	41.66	9.357	542	72.92
D	114	15,557,857.03	0.63	359	39.20	9.631	521	64.32
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Property Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Property Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	9,431	$1,830,614,813.81	74.36%	358	40.99	8.543	609	80.59
PUD Detached	1293	309,138,326.99	12.56	359	40.43	8.514	618	81.98
Two-to Four-Family	662	163,278,099.42	6.63	359	40.56	8.623	626	80.52
Condominium	798	142,414,721.66	5.79	358	40.36	8.751	632	81.71
PUD Attached	59	10,903,399.60	0.44	359	42.67	8.473	630	82.82
Single Family Attached	47	5,407,597.32	0.22	359	41.73	9.084	581	79.53
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Prepayment Charge Term at Origination

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
at Origination (months)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
None	5,127	$993,277,542.30	40.35%	358	40.92	8.923	613	81.45
12	465	135,504,404.02	5.50	358	40.88	8.375	633	81.17
24	3,990	881,230,440.18	35.80	359	40.93	8.348	614	81.49
30	8	1,562,982.52	0.06	359	46.42	9.015	597	88.18
36	2,700	450,181,589.78	18.29	356	40.56	8.216	604	78.05
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Conforming Balance

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Conforming Balance	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	11,313	$1,962,675,613.69	79.73%	358	40.73	8.636	609	80.46
Non-conforming	977	499,081,345.11	20.27	359	41.39	8.251	626	82.29
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
12.000 - 12.499	58	$19,934,130.11	0.93%	359	38.04	6.279	648	75.49
12.500 - 12.999	355	106,899,833.05	5.00	359	39.99	6.848	650	78.14
13.000 - 13.499	745	206,008,959.74	9.64	358	40.41	7.247	630	78.14
13.500 - 13.999	1,631	419,740,760.39	19.63	359	41.56	7.770	625	78.60
14.000 - 14.499	1,271	289,724,231.44	13.55	359	41.93	8.242	619	79.56
14.500 - 14.999	1,973	409,614,986.18	19.16	359	41.29	8.745	603	80.92
15.000 - 15.499	1,221	237,234,637.22	11.10	359	40.89	9.228	600	83.04
15.500 - 15.999	1,350	233,216,201.52	10.91	358	40.34	9.738	585	83.98
16.000 - 16.499	554	89,219,038.91	4.17	359	40.27	10.217	596	85.46
16.500 - 16.999	507	72,760,592.19	3.40	359	38.50	10.718	589	84.15
17.000 - 17.499	154	24,324,141.85	1.14	359	39.98	11.205	587	84.15
17.500 - 17.999	135	19,297,074.72	0.90	359	39.44	11.718	580	82.51
18.000 - 18.499	52	9,129,362.35	0.43	359	40.97	12.200	564	78.73
18.500 - 18.999	3	931,266.75	0.04	359	34.61	12.597	601	88.58
Total:	10,009	$2,138,035,216.42	100.00%	359	40.93	8.585	611	80.74
*Based on original balances of the Mortgage Loans.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
6.000 - 6.499	58	$19,934,130.11	0.93%	359	38.04	6.279	648	75.49
6.500 - 6.999	355	106,899,833.05	5.00	359	39.99	6.848	650	78.14
7.000 - 7.499	745	206,008,959.74	9.64	358	40.41	7.247	630	78.14
7.500 - 7.999	1,631	419,740,760.39	19.63	359	41.56	7.770	625	78.60
8.000 - 8.499	1,271	289,724,231.44	13.55	359	41.93	8.242	619	79.56
8.500 - 8.999	1,973	409,614,986.18	19.16	359	41.29	8.745	603	80.92
9.000 - 9.499	1,221	237,234,637.22	11.10	359	40.89	9.228	600	83.04
9.500 - 9.999	1,350	233,216,201.52	10.91	358	40.34	9.738	585	83.98
10.000 - 10.499	554	89,219,038.91	4.17	359	40.27	10.217	596	85.46
10.500 - 10.999	507	72,760,592.19	3.40	359	38.50	10.718	589	84.15
11.000 - 11.499	154	24,324,141.85	1.14	359	39.98	11.205	587	84.15
11.500 - 11.999	135	19,297,074.72	0.90	359	39.44	11.718	580	82.51
12.000 - 12.499	52	9,129,362.35	0.43	359	40.97	12.200	564	78.73
12.500 - 12.999	3	931,266.75	0.04	359	34.61	12.597	601	88.58
Total:	10,009	$2,138,035,216.42	100.00%	359	40.93	8.585	611	80.74
*Based on original balances of the Mortgage Loans.

Gross Margins of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Gross Margins (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.750 - 2.999	87	$17,386,201.58	0.81%	359	42.22	7.270	734	86.00
4.250 - 4.499	171	26,605,901.67	1.24	358	42.28	9.385	581	79.23
4.500 - 4.749	339	70,173,451.96	3.28	358	41.94	8.814	598	82.81
4.750 - 4.999	6	1,610,242.04	0.08	358	35.98	7.316	741	73.22
5.000 - 5.249	22	4,609,852.58	0.22	358	45.60	7.940	676	87.90
5.250 - 5.499	118	24,714,448.02	1.16	359	41.70	7.715	669	78.77
5.500 - 5.749	124	26,938,593.85	1.26	359	42.17	7.973	644	79.38
5.750 - 5.999	157	26,948,462.37	1.26	358	42.01	8.308	626	76.25
6.000 - 6.249	7,514	1,716,698,627.76	80.29	359	40.72	8.535	617	81.51
6.250 - 6.499	524	81,067,236.41	3.79	358	42.06	8.911	571	77.20
6.500 - 6.749	423	63,538,869.60	2.97	358	41.69	9.101	551	74.86
6.750 - 6.999	514	75,712,638.58	3.54	358	40.80	9.411	537	71.76
7.000 - 7.249	10	2,030,690.00	0.09	359	40.29	8.356	578	80.12
Total:	10,009	$2,138,035,216.42	100.00%	359	40.93	8.585	611	80.74
*Based on original balances of the Mortgage Loans.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Next Adjustment Date	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
10/1/2007	2	$475,952.13	0.02%	352	48.02	7.286	592	84.93
11/1/2007	3	1,083,741.09	0.05	353	35.58	7.474	624	85.16
12/1/2007	4	839,779.24	0.04	354	42.77	8.069	627	82.93
1/1/2008	9	1,360,679.46	0.06	355	45.92	8.622	579	82.24
2/1/2008	16	3,664,732.95	0.17	356	41.67	8.523	616	85.29
3/1/2008	16	3,303,398.76	0.15	354	42.98	8.783	625	85.40
4/1/2008	520	117,290,786.58	5.49	358	40.54	8.527	622	83.34
5/1/2008	5,521	1,206,342,533.56	56.42	359	41.13	8.637	611	80.65
6/1/2008	929	224,260,688.00	10.49	360	40.37	8.676	619	81.82
11/1/2008	2	168,643.56	0.01	353	42.58	7.483	620	83.96
12/1/2008	1	161,358.82	0.01	354	37.00	8.700	516	90.00
1/1/2009	6	802,345.33	0.04	355	41.47	8.755	586	87.30
2/1/2009	3	391,520.86	0.02	356	44.02	7.810	622	83.16
3/1/2009	11	1,869,979.38	0.09	357	46.88	7.820	642	82.46
4/1/2009	152	29,650,241.65	1.39	358	40.75	8.283	614	84.94
5/1/2009	2,421	461,897,201.97	21.60	358	40.90	8.459	605	79.23
6/1/2009	370	80,439,520.00	3.76	359	39.95	8.584	613	81.20
4/1/2011	1	121,200.00	0.01	358	37.00	6.125	752	80.00
5/1/2011	22	3,910,913.08	0.18	359	40.27	7.175	731	89.90
Total:	10,009	$2,138,035,216.42	100.00%	359	40.93	8.585	611	80.74
*Based on original balances of the Mortgage Loans.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Initial Periodic Cap (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	9,986	$2,134,003,103.34	99.81%	359	40.93	8.588	611	80.72
6.000	23	$4,032,113.08	19.00%	359	40.18	7.143	732	89.60
Total:	10,009	$2,138,035,216.42	100.00%	359	40.93	8.585	611	80.74
*Based on original balances of the Mortgage Loans.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Periodic Cap (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	10,009	$2,138,035,216.42	100.00%	359	40.93	8.585	611	80.74
Total:	10,009	$2,138,035,216.42	100.00%	359	40.93	8.585	611	80.74
*Based on original balances of the Mortgage Loans.

Loan Source

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan Source	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	9,419	$1,994,443,839.33	81.02%	358	40.67	8.527	616	81.67
Retail	2,871	467,313,119.47	18.98	357	41.68	8.688	598	77.23
Total:	12,290	$2,461,756,958.80	100.00%	358	40.86	8.558	613	80.83
*Based on original balances of the Mortgage Loans.

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Initial Mortgage Loans	8,764

Aggregate Current Principal Balance	$1,429,046,869.20	$19,987.88 to $730,000.00
Average Current Principal Balance	$163,058.75

Aggregate Original Principal Balance	$1,429,798,499.70	$20,000.00 to $730,000.00
Average Original Principal Balance	$163,144.51

Fully Amortizing Mortgage Loans	100.00%

1st Lien	99.06%

Wtd. Avg. Gross Coupon	8.681%	6.000% to 13.500%

Wtd. Avg. Original Term (months)	359	120 to 360
Wtd. Avg. Remaining Term (months)	358	117 to 360

Margin (ARM Loans Only)	5.907%	2.750% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)	14.741%	12.000% to 18.650%

Minimum Mortgage Rate (ARM Loans Only)	8.741%	6.000% to 12.650%

Wtd. Avg. Original LTV	79.71%	10.26% to 100.00%

Wtd. Avg. Borrower FICO	599	500 to 819

Retail Originations	28.25%

Geographic Distribution (Top 5)	CA (14.35%)
	FL (10.67%)
	IL (9.56%)
	AZ (7.19%)
	NY (5.61%)

Collateral Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Collateral Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2 YR/6MO LIB	3,795	$619,626,610.73	43.36%	359	40.65	9.065	586	79.32
2 YR/6MO LIB - 5YR IO	305	$74,129,622.28	5.19	358	40.94	7.748	649	81.38
2 YR/6MO LIB - 40 Year	475	$100,686,613.06	7.05	359	41.82	8.373	612	82.15
3 YR/6MO LIB	1,997	$312,709,890.84	21.88	358	40.76	8.719	586	77.99
3 YR/6MO LIB - 5YR IO	205	$45,082,119.97	3.15	359	41.09	7.462	659	81.69
3 YR/6MO LIB - 40 Year	190	41,940,053.96	2.93	359	42.11	8.270	612	82.45
5 YR/6MO LIB	7	901,399.08	0.06	359	45.14	7.134	726	90.20
5 YR/6MO LIB - 5YR IO	15	2,677,514.00	0.19	359	39.89	7.150	734	89.45
FIXED RATE	1,628	197,290,602.06	13.81	352	40.43	8.499	610	80.40
FIXED RATE - 5YR IO	61	15,689,081.92	1.10	359	40.42	7.463	664	82.98
FIXED RATE - 40 Year	86	18,313,361.30	1.28	359	40.13	7.710	610	78.71
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Principal Balances at Origination

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	Principal Balance	Balance	Maturity	Income	Coupon		OLTV*
at Origination ($)	Mortgage Loans	at Origination	at Origination	(months)*	(%)*	(%)*	FICO*	(%)*
25,000.00 or less	65	$1,481,815.00	0.10%	352	40.24	11.732	640	99.98
25,000.01 - 50,000.00	282	9,828,186.00	0.69	359	43.83	11.861	650	99.99
50,000.01 - 100,000.00	2,219	177,678,740.00	12.43	354	38.93	9.329	589	79.74
100,000.01 - 150,000.00	2,209	274,953,527.70	19.23	357	40.71	8.921	593	79.58
150,000.01 - 200,000.00	1,562	271,187,125.00	18.97	358	40.89	8.638	598	78.88
200,000.01 - 250,000.00	945	211,805,465.00	14.81	358	41.13	8.555	596	79.18
250,000.01 - 300,000.00	619	170,213,199.00	11.90	359	41.47	8.379	604	79.44
300,000.01 - 350,000.00	413	134,072,435.00	9.38	359	40.73	8.276	610	79.81
350,000.01 - 400,000.00	305	114,397,411.00	8.00	359	41.42	8.313	604	80.57
400,000.01 - 450,000.00	101	41,844,617.00	2.93	358	41.96	8.221	610	80.96
450,000.01 - 500,000.00	25	11,976,529.00	0.84	359	41.92	8.313	622	79.47
500,000.01 - 550,000.00	14	7,296,250.00	0.51	359	41.18	7.817	646	83.48
550,000.01 - 600,000.00	3	1,673,200.00	0.12	359	36.45	8.034	627	76.53
650,000.01 - 700,000.00	1	660,000.00	0.05	359	25.00	9.400	579	75.00
700,000.01 - 750,000.00	1	730,000.00	0.05	359	40.00	7.700	675	86.90
Total:	8,764	$1,429,798,499.70	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Principal Balances as of the Cut-off Date

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
as of the Cut-off Date ($)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	65	$1,481,078.94	0.10%	352	40.24	11.732	640	99.98
25,000.01 - 50,000.00	282	9,824,774.53	0.69	359	43.83	11.861	650	99.99
50,000.01 - 100,000.00	2,219	177,568,936.18	12.43	354	38.93	9.329	589	79.74
100,000.01 - 150,000.00	2,209	274,805,672.98	19.23	357	40.71	8.921	593	79.58
150,000.01 - 200,000.00	1,562	271,050,899.78	18.97	358	40.89	8.638	598	78.88
200,000.01 - 250,000.00	946	211,947,268.59	14.83	358	41.13	8.552	597	79.19
250,000.01 - 300,000.00	618	169,871,604.21	11.89	359	41.47	8.382	604	79.43
300,000.01 - 350,000.00	414	134,358,328.05	9.40	359	40.62	8.279	610	79.83
350,000.01 - 400,000.00	304	113,991,794.38	7.98	359	41.55	8.309	603	80.56
400,000.01 - 450,000.00	101	41,820,929.21	2.93	358	41.96	8.221	610	80.96
450,000.01 - 500,000.00	25	11,969,693.29	0.84	359	41.92	8.313	622	79.47
500,000.01 - 550,000.00	14	7,293,430.65	0.51	359	41.18	7.817	646	83.48
550,000.01 - 600,000.00	3	1,672,789.96	0.12	359	36.46	8.034	627	76.53
650,000.01 - 700,000.00	1	659,668.45	0.05	359	25.00	9.400	579	75.00
700,000.01 - 750,000.00	1	730,000.00	0.05	359	40.00	7.700	675	86.90
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Remaining Term to Maturity

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Range of Months Remaining	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
61 - 120	3	$406,110.09	0.03%	118	49.66	7.985	647	83.15
121 - 180	64	6,343,710.49	0.44	179	36.86	8.585	605	72.32
181 - 240	55	6,310,829.13	0.44	239	39.92	8.312	621	77.53
241 - 300	2	629,023.46	0.04	297	28.00	6.678	728	84.62
301 - 360	8,640	1,415,357,196.03	99.04	359	40.82	8.684	599	79.75
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Current Mortgage Rates

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Range of Current Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
6.000 - 6.499	78	$18,338,293.84	1.28%	359	40.56	6.279	654	71.67
6.500 - 6.999	368	85,784,568.61	6.00	356	40.35	6.830	647	76.72
7.000 - 7.499	640	131,197,177.61	9.18	357	40.77	7.252	620	76.36
7.500 - 7.999	1,247	246,734,801.62	17.27	358	41.33	7.770	611	76.88
8.000 - 8.499	982	171,540,768.13	12.00	357	41.49	8.246	598	77.44
8.500 - 8.999	1,586	258,639,134.10	18.10	358	41.37	8.754	586	80.11
9.000 - 9.499	1,013	155,924,456.98	10.91	358	40.38	9.237	587	82.19
9.500 - 9.999	1,210	173,710,691.35	12.16	358	40.45	9.741	578	82.75
10.000 - 10.499	523	71,581,082.93	5.01	358	39.58	10.222	591	85.09
10.500 - 10.999	512	61,398,198.64	4.30	358	39.02	10.717	589	83.37
11.000 - 11.499	168	20,510,605.49	1.44	359	39.84	11.225	589	83.90
11.500 - 11.999	173	18,373,226.22	1.29	358	39.24	11.702	585	84.60
12.000 - 12.499	131	10,192,946.34	0.71	359	41.17	12.203	575	83.11
12.500 - 12.999	114	4,555,283.27	0.32	358	41.97	12.678	634	97.67
13.000 - 13.499	18	540,739.15	0.04	359	45.73	13.053	611	100.00
13.500 - 13.999	1	24,894.92	0.00	359	49.00	13.500	594	100.00
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Original Loan-to-Value Ratios

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Original	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan-to-Value Ratios (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25.00 or less	29	$2,708,920.71	0.19%	359	36.95	8.898	581	20.29
25.01 - 30.00	28	3,183,772.49	0.22	354	40.83	8.683	578	28.30
30.01 - 35.00	40	4,362,685.58	0.31	346	36.55	8.546	581	32.73
35.01 - 40.00	52	7,071,494.66	0.49	358	41.15	8.317	585	37.81
40.01 - 45.00	78	12,137,849.08	0.85	359	40.07	8.109	590	42.81
45.01 - 50.00	130	19,811,655.97	1.39	355	41.23	8.280	587	47.81
50.01 - 55.00	152	24,032,468.88	1.68	355	39.49	8.375	581	52.87
55.01 - 60.00	215	35,518,644.42	2.49	356	38.98	8.308	582	58.04
60.01 - 65.00	377	66,275,402.86	4.64	357	41.08	8.363	581	63.26
65.01 - 70.00	539	100,900,968.90	7.06	357	41.78	8.482	573	68.54
70.01 - 75.00	833	152,549,464.67	10.67	358	41.72	8.494	575	73.91
75.01 - 80.00	2,024	339,785,695.21	23.78	358	41.16	8.330	603	79.40
80.01 - 85.00	964	168,494,796.48	11.79	357	40.65	8.726	591	84.33
85.01 - 90.00	2,077	344,358,242.75	24.10	358	39.62	8.980	613	89.64
90.01 - 95.00	791	126,655,108.35	8.86	358	41.73	9.162	628	94.74
95.01 - 100.00	435	21,199,698.19	1.48	358	42.97	11.290	648	99.98
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

FICO Scores at Origination

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Range of FICO Scores at Origination	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 - 519	771	$124,241,173.40	8.69%	358	41.97	9.279	510	73.95
520 - 539	900	140,709,820.57	9.85	358	41.79	9.122	530	76.29
540 - 559	953	152,488,768.58	10.67	358	41.61	8.922	551	77.88
560 - 579	953	150,475,619.05	10.53	358	40.97	8.878	569	78.68
580 - 599	954	152,457,040.47	10.67	358	40.97	8.636	589	78.66
600 - 619	1,174	197,408,094.53	13.81	358	40.71	8.494	609	80.91
620 - 639	1,076	174,369,716.61	12.20	358	40.69	8.502	629	81.72
640 - 659	730	121,177,542.69	8.48	357	40.14	8.352	649	82.94
660 - 679	500	86,957,927.43	6.09	357	40.59	8.275	669	82.44
680 - 699	273	45,026,339.65	3.15	355	37.59	8.252	689	83.64
700 - 719	206	36,667,190.27	2.57	358	39.48	8.315	709	84.56
720 - 739	123	19,552,543.22	1.37	359	38.72	8.356	728	85.54
740 - 759	65	11,704,033.67	0.82	355	37.51	7.970	750	81.68
760 - 779	44	8,538,949.60	0.60	351	38.87	8.149	768	85.81
780 - 799	32	5,450,660.01	0.38	359	35.21	8.512	788	82.26
800 - 819	10	1,821,449.45	0.13	359	31.86	8.587	807	89.29
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Debt-to-Income Ratios

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Ratios (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
20.00 or less	350	$56,628,651.89	3.96%	357	13.82	8.727	616	79.62
20.01 - 25.00	365	55,545,012.02	3.89	357	23.20	8.781	607	77.99
25.01 - 30.00	604	92,301,471.46	6.46	357	28.16	8.739	607	79.23
30.01 - 35.00	946	144,083,853.97	10.08	357	33.24	8.811	597	79.15
35.01 - 40.00	1,362	220,090,896.32	15.40	358	38.14	8.663	600	79.45
40.01 - 45.00	1,862	300,037,220.99	21.00	358	43.17	8.655	603	80.37
45.01 - 50.00	2,750	467,919,465.91	32.74	358	48.19	8.639	598	81.75
50.01 - 55.00	525	92,440,296.64	6.47	357	53.40	8.664	571	70.28
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Geographic Distribution

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Geographic Location	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
California	737	$205,092,591.24	14.35%	358	40.49	8.172	603	74.80
Florida	910	152,463,100.58	10.67	359	41.00	8.532	597	76.69
Illinois	820	136,612,457.21	9.56	358	41.90	8.883	603	82.38
Arizona	660	102,757,608.34	7.19	358	40.76	8.671	614	80.43
Maryland	404	80,239,215.94	5.61	358	42.03	8.235	587	77.75
New Jersey	358	79,682,231.17	5.58	359	41.60	8.797	595	76.21
New York	274	68,136,462.73	4.77	358	42.84	8.521	602	76.28
Texas	548	57,058,527.99	3.99	352	39.20	9.061	594	82.07
Michigan	422	49,200,637.74	3.44	358	39.69	9.127	592	85.76
Pennsylvania	307	41,575,579.58	2.91	357	40.10	8.578	584	79.50
Massachusetts	150	31,033,928.38	2.17	358	41.21	8.638	599	76.64
Missouri	263	30,513,189.88	2.14	359	39.30	9.217	599	85.98
Wisconsin	235	30,336,563.01	2.12	358	41.42	9.401	593	85.61
Ohio	287	29,790,086.00	2.08	358	39.31	8.771	591	86.63
Washington	139	25,675,475.06	1.80	358	40.23	8.457	592	81.01
Minnesota	145	23,475,412.59	1.64	358	40.22	9.090	600	80.99
Utah	179	22,659,395.63	1.59	359	39.32	8.681	625	83.54
Nevada	120	22,575,994.88	1.58	359	41.26	8.368	609	79.17
Indiana	208	20,235,608.84	1.42	357	38.23	9.365	608	86.70
Connecticut	107	18,243,746.51	1.28	356	42.28	8.712	584	77.30
Colorado	99	16,632,824.56	1.16	357	40.43	8.571	609	83.40
North Carolina	137	16,175,848.31	1.13	357	42.04	9.259	586	84.81
Hawaii	42	14,089,189.88	0.99	359	43.04	7.558	627	75.34
Georgia	98	13,751,082.41	0.96	355	39.33	9.547	590	84.71
Tennessee	111	12,626,313.50	0.88	356	40.23	9.179	587	84.96
Louisiana	97	10,910,324.43	0.76	353	39.99	8.755	587	82.76
South Carolina	87	10,762,090.01	0.75	359	37.10	9.444	584	83.73
Oregon	58	10,084,563.68	0.71	359	39.81	8.599	593	82.00
New Mexico	63	9,072,626.47	0.63	359	40.68	9.036	603	85.11
Rhode Island	41	8,702,191.52	0.61	358	39.49	8.168	618	79.88
Alabama	82	8,408,541.42	0.59	348	40.24	9.196	595	81.40
Kansas	67	7,519,472.04	0.53	359	39.54	9.383	593	87.01
Oklahoma	77	7,414,416.52	0.52	359	41.08	9.432	585	83.93
Arkansas	49	7,299,800.54	0.51	354	34.86	10.062	674	84.75
Mississippi	65	6,530,832.34	0.46	327	41.27	9.056	598	83.38
Delaware	38	6,438,486.38	0.45	359	40.71	8.295	586	77.51
Kentucky	52	6,180,683.82	0.43	356	40.53	8.740	592	83.68
Iowa	53	5,151,040.29	0.36	356	41.55	9.385	582	85.17
Maine	34	4,825,086.68	0.34	354	42.97	8.966	586	76.88
Alaska	21	3,527,753.82	0.25	351	41.90	8.688	589	86.19
Nebraska	30	3,144,671.48	0.22	359	38.46	9.008	594	86.70
New Hampshire	20	2,973,273.02	0.21	359	39.30	8.443	603	70.10
Idaho	20	2,642,163.51	0.18	359	34.84	8.718	565	81.38
Wyoming	22	2,641,738.36	0.18	359	40.37	8.856	603	81.83
District of Columbia	8	1,905,495.68	0.13	359	44.69	7.726	620	68.66
Vermont	9	1,088,615.83	0.08	359	44.20	9.044	585	73.79
Montana	3	643,650.81	0.05	358	36.45	9.313	583	87.49
North Dakota	4	276,535.51	0.02	359	26.50	8.708	595	82.81
South Dakota	4	269,743.08	0.02	359	31.76	8.671	620	81.89
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Occupancy Status

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Occupancy Status	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Owner-Occupied	7,685	$1,254,419,226.12	87.78%	357	41.62	8.586	593	79.03
Non-Owner Occupied	985	155,519,179.29	10.88	358	34.26	9.440	645	84.52
Second Home	94	19,108,463.79	1.34	358	39.22	8.682	644	85.00
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Documentation Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Documentation Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	5,708	$901,650,662.45	63.09%	357	41.04	8.441	589	79.19
Stated Documentation	2,182	385,081,395.99	26.95	358	40.44	9.178	628	80.99
Limited Documentation	874	142,314,810.76	9.96	357	40.19	8.855	588	79.54
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Loan Purpose

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan Purpose	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Refinance-Debt Consolidation Cash Out**	6,144	$1,095,782,074.18	76.68%	357	41.17	8.568	590	77.71
Purchase	2,136	257,311,621.27	18.01	359	39.67	9.218	635	87.33
Refinance-Debt Consolidation No Cash Out*	484	75,953,173.75	5.31	357	39.11	8.493	603	82.72
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Credit Grade

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Risk Category	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	4,297	$684,112,506.26	47.87%	358	39.95	8.540	617	82.63
II	1,138	217,975,459.04	15.25	358	40.56	8.643	578	80.40
III	271	52,210,016.79	3.65	358	41.71	9.060	561	76.74
IV	300	55,387,474.60	3.88	358	42.87	9.156	551	70.81
V	91	15,710,858.20	1.10	359	43.65	11.061	548	65.55
8A	108	18,322,767.20	1.28	354	39.81	7.232	743	85.63
7A	59	10,939,008.81	0.77	350	44.33	7.461	697	88.29
6A	138	26,942,875.50	1.89	355	42.88	7.663	669	80.15
5A	134	24,317,039.20	1.70	355	42.45	7.862	650	80.62
4A	150	23,299,087.04	1.63	357	41.55	8.402	631	78.04
3A	181	25,711,271.16	1.80	358	41.79	8.444	613	78.63
2A	273	39,947,248.98	2.80	356	42.62	8.781	605	75.58
A	554	82,521,336.70	5.77	357	41.83	8.961	572	77.20
B	456	63,610,528.45	4.45	358	41.66	9.133	553	74.90
C	501	72,913,777.56	5.10	358	41.64	9.365	542	72.39
D	113	15,125,613.71	1.06	359	39.52	9.661	522	64.12
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Property Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Property Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	6,981	$1,102,383,300.73	77.14%	357	40.90	8.675	596	79.56
PUD Detached	704	135,633,682.47	9.49	358	40.68	8.579	602	80.81
Two-to Four-Family	482	105,251,360.35	7.37	359	39.98	8.772	615	78.96
Condominium	509	74,001,206.34	5.18	359	40.35	8.821	619	80.88
PUD Attached	42	6,471,421.99	0.45	359	42.24	8.422	607	82.13
Single Family Attached	46	5,305,897.32	0.37	359	41.67	9.084	582	79.33
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Prepayment Charge Term at Origination

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
at Origination (months)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
None	3,896	$629,664,750.97	44.06%	357	40.97	8.959	600	80.34
12	247	52,843,854.15	3.70	358	40.14	8.601	615	80.75
24	2,313	397,726,497.17	27.83	359	40.70	8.589	598	80.77
30	8	1,562,982.52	0.11	359	46.42	9.015	597	88.18
36	2,300	347,248,784.39	24.30	357	40.66	8.291	597	77.17
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Conforming Balance

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Conforming Balance	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
12.000 - 12.499	41	$10,937,690.09	0.91%	359	40.29	6.274	645	73.47
12.500 - 12.999	243	59,264,008.80	4.95	359	40.48	6.832	646	77.20
13.000 - 13.499	454	96,465,306.43	8.05	358	40.99	7.260	619	76.27
13.500 - 13.999	990	201,442,942.38	16.82	358	41.64	7.775	609	76.40
14.000 - 14.499	788	143,262,515.63	11.96	358	41.49	8.241	598	77.13
14.500 - 14.999	1,349	227,319,382.98	18.98	358	41.51	8.752	585	79.85
15.000 - 15.499	886	141,078,731.80	11.78	358	40.55	9.238	587	82.10
15.500 - 15.999	1,074	159,173,408.57	13.29	358	40.42	9.743	578	82.65
16.000 - 16.499	453	64,577,789.92	5.39	359	39.64	10.223	591	84.97
16.500 - 16.999	420	53,440,542.64	4.46	359	38.77	10.713	587	82.84
17.000 - 17.499	125	17,469,965.39	1.46	359	39.30	11.227	583	82.11
17.500 - 17.999	119	15,615,371.36	1.30	359	38.93	11.698	580	83.21
18.000 - 18.499	45	7,054,831.90	0.59	359	40.72	12.176	546	76.11
18.500 - 18.999	2	651,336.03	0.05	359	29.71	12.575	606	83.67
Total:	6,989	$1,197,753,823.92	100.00%	358	40.87	8.741	596	79.57
*Based on original balances of the Mortgage Loans.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
6.000 - 6.499	41	$10,937,690.09	0.91%	359	40.29	6.274	645	73.47
6.500 - 6.999	243	59,264,008.80	4.95	359	40.48	6.832	646	77.20
7.000 - 7.499	454	96,465,306.43	8.05	358	40.99	7.260	619	76.27
7.500 - 7.999	990	201,442,942.38	16.82	358	41.64	7.775	609	76.40
8.000 - 8.499	788	143,262,515.63	11.96	358	41.49	8.241	598	77.13
8.500 - 8.999	1,349	227,319,382.98	18.98	358	41.51	8.752	585	79.85
9.000 - 9.499	886	141,078,731.80	11.78	358	40.55	9.238	587	82.10
9.500 - 9.999	1,074	159,173,408.57	13.29	358	40.42	9.743	578	82.65
10.000 - 10.499	453	64,577,789.92	5.39	359	39.64	10.223	591	84.97
10.500 - 10.999	420	53,440,542.64	4.46	359	38.77	10.713	587	82.84
11.000 - 11.499	125	17,469,965.39	1.46	359	39.30	11.227	583	82.11
11.500 - 11.999	119	15,615,371.36	1.30	359	38.93	11.698	580	83.21
12.000 - 12.499	45	7,054,831.90	0.59	359	40.72	12.176	546	76.11
12.500 - 12.999	2	651,336.03	0.05	359	29.71	12.575	606	83.67
Total:	6,989	$1,197,753,823.92	100.00%	358	40.87	8.741	596	79.57
*Based on original balances of the Mortgage Loans.

Gross Margins of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Gross Margins (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.750 - 2.999	81	$14,544,756.58	1.21%	359	42.25	7.274	732	86.45
4.250 - 4.499	161	23,494,544.66	1.96	358	41.92	9.418	579	79.14
4.500 - 4.749	306	58,617,337.37	4.89	358	42.57	8.808	597	82.35
4.750 - 4.999	4	652,772.10	0.05	358	39.22	7.882	661	80.04
5.000 - 5.249	21	4,134,852.58	0.35	358	45.67	7.979	673	87.08
5.250 - 5.499	110	21,115,702.20	1.76	359	42.67	7.727	669	78.90
5.500 - 5.749	108	20,443,550.60	1.71	358	42.57	7.881	644	78.77
5.750 - 5.999	149	24,334,618.13	2.03	358	41.55	8.389	626	76.09
6.000 - 6.249	4,625	824,926,916.81	68.87	359	40.40	8.708	601	80.72
6.250 - 6.499	509	75,785,896.80	6.33	358	42.03	8.912	571	76.75
6.500 - 6.749	410	58,498,654.46	4.88	358	41.65	9.070	550	74.26
6.750 - 6.999	499	70,273,468.00	5.87	358	40.82	9.425	537	71.15
7.000 - 7.249	6	930,753.63	0.08	359	38.96	8.564	570	79.04
Total:	6,989	$1,197,753,823.92	100.00%	358	40.87	8.741	596	79.57
*Based on original balances of the Mortgage Loans.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Next Adjustment Date	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
10/1/2007	1	$320,000.00	0.03%	352	49.00	6.450	575	80.00
11/1/2007	3	1,083,741.09	0.09	353	35.58	7.474	624	85.16
12/1/2007	3	651,779.24	0.05	354	43.85	8.103	617	83.77
1/1/2008	5	964,365.34	0.08	355	47.95	8.392	576	83.13
2/1/2008	7	1,203,774.10	0.10	356	44.26	9.102	621	82.37
3/1/2008	10	1,599,463.10	0.13	352	46.43	9.335	604	85.31
4/1/2008	312	56,846,435.03	4.75	358	39.93	8.644	610	83.46
5/1/2008	3,724	636,862,299.17	53.17	358	40.98	8.872	594	79.33
6/1/2008	510	94,910,989.00	7.92	360	40.12	8.887	600	81.14
11/1/2008	1	66,643.56	0.01	353	45.00	8.300	587	90.00
12/1/2008	1	161,358.82	0.01	354	37.00	8.700	516	90.00
1/1/2009	6	802,345.33	0.07	355	41.47	8.755	586	87.30
2/1/2009	3	391,520.86	0.03	356	44.02	7.810	622	83.16
3/1/2009	11	1,869,979.38	0.16	357	46.88	7.820	642	82.46
4/1/2009	119	20,936,806.71	1.75	358	42.15	8.259	610	84.45
5/1/2009	2,012	330,930,370.11	27.63	358	40.96	8.529	596	78.23
6/1/2009	239	44,573,040.00	3.72	359	39.97	8.699	597	80.64
4/1/2011	1	121,200.00	0.01	358	37.00	6.125	752	80.00
5/1/2011	21	3,457,713.08	0.29	359	41.36	7.181	732	89.97
Total:	6,989	$1,197,753,823.92	100.00%	358	40.87	8.741	596	79.57
*Based on original balances of the Mortgage Loans.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Initial Periodic Cap (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	6,967	$1,194,174,910.84	99.70%	358	40.87	8.746	596	79.54
6.000	22	$3,578,913.08	0.30	359	41.21	7.146	732	89.64
Total:	6,989	$1,197,753,823.92	100.00%	358	40.87	8.741	596	79.57
*Based on original balances of the Mortgage Loans.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Periodic Cap (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	6,989	$1,197,753,823.92	100.00%	358	40.87	8.741	596	79.57
Total:	6,989	$1,197,753,823.92	100.00%	358	40.87	8.741	596	79.57
*Based on original balances of the Mortgage Loans.

Loan Source

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan Source	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	6,097	$1,025,396,314.89	71.75%	358	40.38	8.660	601	80.96
Retail	2,667	403,650,554.31	28.25	357	41.83	8.732	593	76.55
Total:	8,764	$1,429,046,869.20	100.00%	358	40.79	8.681	599	79.71
*Based on original balances of the Mortgage Loans.

Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Initial Mortgage Loans	3,526

Aggregate Current Principal Balance	$1,032,710,089.60	$21,632.27 to $1,688,694.68
Average Current Principal Balance	$292,884.31

Aggregate Original Principal Balance	$1,033,084,517.00	$21,640.00 to $1,690,000.00
Average Original Principal Balance	$292,990.50

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.59%

Wtd. Avg. Gross Coupon	8.388%	6.000% to 13.000%

Wtd. Avg. Original Term (months)	360	120 to 360
Wtd. Avg. Remaining Term (months)	359	113 to 360

Margin (ARM Loans Only)	5.967%	2.750% to 7.125%

Maximum Mortgage Rate (ARM Loans Only)	14.386%	12.000% to 18.650%

Minimum Mortgage Rate (ARM Loans Only)	8.386%	6.000% to 12.650%

Wtd. Avg. Original LTV	82.38%	15.00% to 100.00%

Wtd. Avg. Borrower FICO	632	500 to 816

Retail Originations	6.16%

Geographic Distribution (Top 5)	CA (44.33%)
	FL (13.02%)
	AZ (6.73%)
	NY (6.21%)
	IL (3.93%)

Collateral Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Collateral Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2 YR/6MO LIB	1,222	$335,779,677.89	32.51%	359	40.48	8.803	609	82.65
2 YR/6MO LIB - 5YR IO	602	220,279,708.59	21.33	359	40.25	7.891	659	82.05
2 YR/6MO LIB - 40 Year	621	$208,120,059.22	20.15	359	43.16	8.296	638	81.90
3 YR/6MO LIB	334	95,427,579.41	9.24	359	40.61	8.504	611	81.15
3 YR/6MO LIB - 5YR IO	110	38,960,288.17	3.77	359	39.00	7.753	663	82.61
3 YR/6MO LIB - 40 Year	130	41,260,879.22	4.00	359	41.34	8.418	640	83.32
5 YR/6MO LIB - 5YR IO	1	453,200.00	0.04	359	32.00	7.125	726	89.35
FIXED RATE	446	67,988,224.81	6.58	352	40.13	8.688	640	84.79
FIXED RATE - 5YR IO	25	11,851,850.00	1.15	359	39.17	7.431	669	82.15
FIXED RATE - 40 Year	35	12,588,622.29	1.22	359	43.75	7.836	637	81.41
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Principal Balances at Origination

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	Principal Balance	Balance	Maturity	Income	Coupon		OLTV*
at Origination ($)	Mortgage Loans	at Origination	at Origination	(months)*	(%)*	(%)*	FICO*	(%)*
25,000.00 or less	5	$116,000.00	0.01%	358	41.81	11.839	640	100.00
25,000.01 - 50,000.00	62	2,411,115.00	0.23	358	39.32	11.332	648	99.86
50,000.01 - 100,000.00	403	31,086,355.00	3.01	357	37.74	9.547	604	85.62
100,000.01 - 150,000.00	425	53,532,257.00	5.18	357	37.72	9.061	614	82.91
150,000.01 - 200,000.00	459	81,219,419.00	7.86	358	40.23	8.608	634	81.80
200,000.01 - 250,000.00	390	87,751,421.00	8.49	358	40.54	8.577	640	82.32
250,000.01 - 300,000.00	334	91,377,263.00	8.85	359	41.17	8.544	641	83.05
300,000.01 - 350,000.00	256	83,079,771.00	8.04	358	42.93	8.283	643	82.59
350,000.01 - 400,000.00	186	69,914,380.00	6.77	358	41.05	8.201	651	82.07
400,000.01 - 450,000.00	287	122,811,961.00	11.89	359	41.18	8.244	632	81.93
450,000.01 - 500,000.00	252	119,702,922.00	11.59	358	42.01	8.368	631	82.10
500,000.01 - 550,000.00	147	77,201,470.00	7.47	359	42.07	8.227	624	83.80
550,000.01 - 600,000.00	119	68,547,241.00	6.64	359	40.92	8.282	627	83.58
600,000.01 - 650,000.00	63	39,476,865.00	3.82	359	41.99	8.109	625	82.14
650,000.01 - 700,000.00	51	34,466,630.00	3.34	359	39.50	8.053	621	81.48
700,000.01 - 750,000.00	37	26,857,520.00	2.60	359	40.60	7.966	623	79.09
750,000.01 or greater	50	43,531,927.00	4.21	359	40.20	7.634	627	78.92
Total:	3,526	$1,033,084,517.00	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Principal Balances as of the Cut-off Date

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Principal Balances	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
as of the Cut-off Date ($)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25,000.00 or less	5	$115,917.84	0.01%	358	41.81	11.839	640	100.00
25,000.01 - 50,000.00	62	2,409,148.68	0.23	358	39.32	11.332	648	99.86
50,000.01 - 100,000.00	403	31,068,321.15	3.01	357	37.74	9.547	604	85.62
100,000.01 - 150,000.00	425	53,503,669.42	5.18	357	37.72	9.061	614	82.91
150,000.01 - 200,000.00	459	81,179,174.82	7.86	358	40.23	8.608	634	81.80
200,000.01 - 250,000.00	390	87,721,159.95	8.49	358	40.54	8.577	640	82.32
250,000.01 - 300,000.00	334	91,348,865.55	8.85	359	41.17	8.544	641	83.05
300,000.01 - 350,000.00	257	83,404,621.38	8.08	358	42.89	8.278	643	82.58
350,000.01 - 400,000.00	185	69,547,699.53	6.73	358	41.08	8.207	650	82.08
400,000.01 - 450,000.00	287	122,770,578.74	11.89	359	41.18	8.244	632	81.93
450,000.01 - 500,000.00	252	119,662,107.25	11.59	358	42.01	8.368	631	82.10
500,000.01 - 550,000.00	147	77,174,876.84	7.47	359	42.07	8.227	624	83.80
550,000.01 - 600,000.00	119	68,524,380.54	6.64	359	40.92	8.282	627	83.58
600,000.01 - 650,000.00	63	39,462,041.12	3.82	359	41.99	8.109	625	82.14
650,000.01 - 700,000.00	52	35,152,657.15	3.40	359	39.69	8.045	622	81.65
700,000.01 - 750,000.00	36	26,151,474.76	2.53	359	40.38	7.974	622	78.79
750,000.01 or greater	50	43,513,394.88	4.21	359	40.20	7.634	627	78.92
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Remaining Term to Maturity

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Range of Months Remaining	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
61 - 120	1	$191,114.18	0.02%	113	33.00	6.550	697	72.99
121 - 180	8	1,478,650.31	0.14	178	29.36	7.151	709	81.12
181 - 240	10	1,657,819.28	0.16	238	42.29	8.226	674	75.71
301 - 360	3,507	1,029,382,505.83	99.68	359	40.98	8.390	632	82.40
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Current Mortgage Rates

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Range of Current Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
6.000 - 6.499	27	$13,352,875.16	1.29%	353	36.61	6.277	682	76.37
6.500 - 6.999	145	62,402,920.98	6.04	356	39.91	6.846	661	78.94
7.000 - 7.499	335	124,211,961.11	12.03	358	39.91	7.235	640	79.64
7.500 - 7.999	698	234,085,303.89	22.67	359	41.24	7.761	640	80.75
8.000 - 8.499	537	155,402,485.67	15.05	359	42.22	8.244	638	82.10
8.500 - 8.999	665	190,637,712.14	18.46	359	41.05	8.735	625	82.35
9.000 - 9.499	366	101,349,572.70	9.81	359	41.51	9.214	619	84.32
9.500 - 9.999	325	79,192,735.29	7.67	358	39.96	9.728	603	87.06
10.000 - 10.499	116	26,579,739.00	2.57	359	42.14	10.206	608	87.00
10.500 - 10.999	130	22,079,954.59	2.14	359	38.26	10.754	600	89.05
11.000 - 11.499	37	7,562,460.10	0.73	359	41.86	11.162	601	89.74
11.500 - 11.999	57	7,559,571.94	0.73	358	41.46	11.793	620	90.02
12.000 - 12.499	51	5,479,830.85	0.53	358	42.94	12.282	627	95.13
12.500 - 12.999	35	2,742,898.45	0.27	352	43.25	12.641	626	100.00
13.000 - 13.499	2	70,067.73	0.01	358	42.74	13.000	611	100.00
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Original Loan-to-Value Ratios

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Original	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan-to-Value Ratios (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
25.00 or less	2	$186,963.27	0.02%	360	28.45	8.138	555	20.22
30.01 - 35.00	2	195,000.00	0.02	360	31.00	10.304	538	32.35
35.01 - 40.00	4	963,587.30	0.09	358	22.70	8.367	595	36.38
40.01 - 45.00	6	664,153.17	0.06	359	38.71	9.154	556	42.43
45.01 - 50.00	15	3,345,391.45	0.32	359	39.77	7.502	577	47.13
50.01 - 55.00	17	4,490,201.10	0.43	357	44.26	8.603	598	52.64
55.01 - 60.00	29	6,611,187.37	0.64	359	45.46	7.917	599	57.69
60.01 - 65.00	42	17,033,849.98	1.65	358	40.79	7.527	623	63.64
65.01 - 70.00	81	27,532,381.99	2.67	358	40.99	8.307	591	68.70
70.01 - 75.00	118	39,049,814.07	3.78	357	40.86	8.252	597	73.97
75.01 - 80.00	1,910	575,603,978.13	55.74	359	41.34	8.147	646	79.92
80.01 - 85.00	216	76,837,475.28	7.44	357	39.98	8.110	610	84.35
85.01 - 90.00	522	156,922,146.19	15.20	359	40.49	8.738	609	89.68
90.01 - 95.00	325	100,290,509.44	9.71	359	39.85	9.032	631	94.84
95.01 - 100.00	237	22,983,450.86	2.23	357	42.28	11.295	657	99.98
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

FICO Scores at Origination

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Range of FICO Scores at Origination	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
500 - 519	94	$24,062,356.27	2.33%	359	42.30	9.028	509	77.52
520 - 539	159	42,629,136.87	4.13	359	41.10	9.268	530	81.57
540 - 559	202	54,291,150.42	5.26	359	40.33	8.907	550	82.83
560 - 579	153	36,951,129.21	3.58	359	40.44	8.755	568	81.94
580 - 599	304	94,545,101.62	9.16	359	41.43	8.677	588	82.21
600 - 619	455	135,739,477.65	13.14	359	41.47	8.331	608	83.78
620 - 639	702	200,239,735.55	19.39	359	41.33	8.342	629	82.23
640 - 659	521	157,771,683.70	15.28	359	40.94	8.184	650	82.81
660 - 679	332	103,848,813.19	10.06	358	40.37	8.174	669	82.21
680 - 699	233	70,891,603.17	6.86	358	40.18	8.063	689	81.90
700 - 719	148	45,821,395.63	4.44	358	39.95	8.132	708	82.82
720 - 739	94	26,625,564.92	2.58	356	41.84	8.204	730	81.51
740 - 759	69	20,095,697.45	1.95	359	41.51	8.266	750	83.32
760 - 779	33	11,471,564.36	1.11	356	41.70	7.916	767	80.78
780 - 799	19	5,441,233.35	0.53	359	34.43	8.161	787	83.15
800 - 819	8	2,284,446.24	0.22	323	34.49	7.499	806	76.04
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Debt-to-Income Ratios

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Debt-to-Income	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Ratios (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
20.00 or less	159	$41,401,290.16	4.01%	357	13.56	8.256	631	82.16
20.01 - 25.00	125	30,064,026.15	2.91	359	23.25	8.542	629	81.94
25.01 - 30.00	216	55,129,099.01	5.34	357	28.07	8.289	629	82.53
30.01 - 35.00	332	89,515,878.20	8.67	358	33.11	8.325	633	82.56
35.01 - 40.00	580	158,093,711.13	15.31	359	38.24	8.377	639	82.74
40.01 - 45.00	843	260,250,527.36	25.20	359	43.24	8.324	638	82.50
45.01 - 50.00	1,221	381,255,232.52	36.92	359	48.06	8.466	627	82.66
50.01 - 55.00	50	17,000,325.07	1.65	357	53.26	8.405	587	71.03
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Geographic Distribution

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Geographic Location	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
California	1,141	$457,828,438.91	44.33%	359	41.93	8.179	638	81.66
Florida	518	134,420,936.97	13.02	359	41.37	8.452	635	82.32
Arizona	327	69,450,864.15	6.73	359	39.90	8.724	638	82.29
New York	152	64,137,546.24	6.21	359	40.78	8.165	645	81.77
Illinois	162	40,621,785.63	3.93	359	40.86	8.800	632	84.50
New Jersey	109	40,231,912.49	3.90	358	43.45	8.463	616	83.32
Nevada	102	29,193,616.63	2.83	359	37.45	8.423	635	82.95
Maryland	87	26,196,205.60	2.54	359	40.43	8.424	602	83.83
Texas	167	26,101,423.89	2.53	355	36.71	9.117	604	84.46
Utah	68	16,899,518.54	1.64	359	40.54	8.652	639	82.87
Washington	61	15,897,678.88	1.54	359	38.42	8.385	637	83.54
Massachusetts	39	12,316,969.83	1.19	359	40.87	8.030	634	81.41
Michigan	68	8,700,030.20	0.84	356	38.57	9.068	596	84.42
Hawaii	16	8,645,088.30	0.84	359	37.93	7.614	639	81.76
Missouri	56	7,812,979.78	0.76	359	41.07	9.107	580	87.28
Connecticut	22	7,551,461.57	0.73	359	39.13	8.560	594	83.80
Colorado	27	6,656,605.28	0.64	358	38.12	7.989	615	84.19
Ohio	65	6,464,047.20	0.63	353	36.83	8.631	590	85.65
Pennsylvania	48	6,397,878.42	0.62	355	41.37	8.836	570	79.41
Minnesota	20	5,797,463.55	0.56	359	35.28	8.496	623	80.29
Louisiana	31	4,587,386.80	0.44	359	38.69	9.247	591	84.47
Wisconsin	28	4,557,477.16	0.44	359	35.00	9.425	618	88.11
Oregon	15	2,987,547.67	0.29	359	34.59	8.275	629	77.83
Oklahoma	22	2,888,304.88	0.28	359	33.79	9.000	619	85.81
Rhode Island	10	2,769,002.46	0.27	359	44.09	8.355	626	81.60
New Mexico	16	2,581,629.86	0.25	359	41.96	8.728	639	81.64
Georgia	15	2,551,911.78	0.25	359	39.19	8.789	631	85.67
Tennessee	20	2,347,179.00	0.23	359	43.79	9.520	564	88.60
Indiana	22	2,335,891.54	0.23	359	32.93	9.289	603	85.66
Kentucky	13	2,202,034.89	0.21	359	41.54	8.831	588	89.59
Alabama	5	1,683,033.84	0.16	358	46.11	9.260	581	74.52
Kansas	10	1,634,482.36	0.16	359	41.43	9.695	568	84.45
Iowa	9	1,384,193.06	0.13	350	41.83	10.219	584	79.15
South Carolina	8	988,201.99	0.10	359	37.22	8.666	606	83.62
Mississippi	9	921,157.16	0.09	359	35.48	9.418	572	89.40
Idaho	5	907,444.27	0.09	359	45.70	8.609	553	79.21
North Carolina	7	793,484.47	0.08	359	37.48	9.835	601	86.94
Alaska	3	618,456.92	0.06	359	33.43	8.760	630	80.00
Delaware	4	606,486.93	0.06	359	39.57	8.766	612	87.55
Arkansas	4	530,878.91	0.05	360	21.73	9.985	639	88.58
Nebraska	7	496,835.41	0.05	359	35.36	10.042	595	90.03
Wyoming	2	380,266.82	0.04	359	37.97	8.101	603	82.42
Maine	3	315,479.83	0.03	359	37.09	8.590	614	73.14
New Hampshire	2	272,930.48	0.03	359	47.00	8.590	635	84.00
South Dakota	1	45,939.05	-	358	41.00	9.990	768	100.00
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Occupancy Status

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Occupancy Status	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Owner-Occupied	3,401	$1,000,928,789.17	96.92%	359	41.26	8.372	631	82.31
Non-Owner Occupied	116	26,788,804.09	2.59	359	30.35	9.069	652	86.38
Second Home	9	4,992,496.34	0.48	359	36.73	7.979	657	76.31
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Documentation Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Documentation Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Full Documentation	1,605	$456,659,284.55	44.22%	358	39.73	8.020	619	82.32
Stated Documentation	1,517	449,919,218.49	43.57	359	42.73	8.787	647	82.50
Limited Documentation	404	126,131,586.56	12.21	358	39.09	8.294	624	82.18
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Loan Purpose

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan Purpose	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Purchase	2,621	$696,767,966.62	67.47%	359	41.07	8.459	644	83.03
Refinance-Debt Consolidation Cash Out**	853	323,526,752.94	31.33	358	40.82	8.234	607	81.02
Refinance-Debt Consolidation No Cash Out*	52	12,415,370.04	1.20	358	38.27	8.392	614	81.42
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Credit Grade

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Risk Category	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
I	2,911	$833,563,419.08	80.72%	359	40.95	8.335	640	82.78
II	276	97,438,554.75	9.44	359	40.85	8.477	593	83.05
III	60	15,659,519.85	1.52	359	40.00	9.207	551	79.34
IV	58	18,584,562.17	1.80	359	43.49	8.957	565	70.69
V	17	3,801,468.59	0.37	359	41.19	11.307	551	60.81
8A	22	6,742,626.68	0.65	342	38.57	7.172	767	81.57
7A	17	3,803,638.47	0.37	345	44.87	7.710	694	87.76
6A	18	6,301,017.12	0.61	354	36.64	7.845	669	83.64
5A	26	8,390,763.13	0.81	358	41.57	8.268	650	82.81
4A	21	5,693,754.24	0.55	358	38.80	8.204	630	76.22
3A	34	9,493,251.50	0.92	359	39.27	8.308	610	78.99
2A	20	6,391,025.38	0.62	359	44.12	9.041	601	82.86
A	16	5,742,619.69	0.56	359	42.88	8.956	572	83.69
B	13	4,837,146.36	0.47	359	42.68	9.516	554	82.63
C	16	5,834,479.27	0.56	359	41.96	9.261	548	79.54
D	1	432,243.32	0.04	359	28.00	8.600	503	71.49
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Property Type

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Property Type	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Single Family Detached	2,450	$728,231,513.08	70.52%	359	41.12	8.345	630	82.15
PUD Detached	589	173,504,644.52	16.80	359	40.23	8.463	631	82.90
Condominium	289	68,413,515.32	6.62	358	40.36	8.674	646	82.62
Two-to Four-Family	180	58,026,739.07	5.62	359	41.61	8.353	645	83.33
PUD Attached	17	4,431,977.61	0.43	359	43.31	8.547	663	83.84
Single Family Attached	1	101,700.00	0.01	360	45.00	9.100	571	90.00
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Prepayment Charge Term at Origination

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Prepayment Charge Term	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
at Origination (months)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
None	1,231	$363,612,791.33	35.21%	359	40.85	8.861	635	83.39
12	218	82,660,549.87	8.00	358	41.35	8.231	644	81.44
24	1,677	483,503,943.01	46.82	359	41.13	8.150	628	82.07
36	400	102,932,805.39	9.97	356	40.24	7.963	630	81.04
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Conforming Balance

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Conforming Balance	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Conforming	2,549	$533,628,744.49	51.67%	358	40.56	8.516	637	82.47
Non-Conforming	977	499,081,345.11	48.33	359	41.39	8.251	626	82.29
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.

Maximum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Maximum	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
12.000 - 12.499	17	$8,996,440.02	0.96%	359	35.30	6.285	651	77.95
12.500 - 12.999	112	47,635,824.25	5.07	359	39.38	6.868	655	79.31
13.000 - 13.499	291	109,543,653.31	11.65	359	39.89	7.235	640	79.78
13.500 - 13.999	641	218,297,818.01	23.22	359	41.49	7.765	640	80.63
14.000 - 14.499	483	146,461,715.81	15.58	359	42.36	8.243	639	81.94
14.500 - 14.999	624	182,295,603.20	19.39	359	41.02	8.735	626	82.26
15.000 - 15.499	335	96,155,905.42	10.23	359	41.40	9.214	620	84.43
15.500 - 15.999	276	74,042,792.95	7.87	358	40.17	9.728	602	86.82
16.000 - 16.499	101	24,641,248.99	2.62	359	41.92	10.201	610	86.75
16.500 - 16.999	87	19,320,049.55	2.05	359	37.77	10.733	596	87.78
17.000 - 17.499	29	6,854,176.46	0.73	359	41.70	11.149	597	89.36
17.500 - 17.999	16	3,681,703.36	0.39	359	41.60	11.803	579	79.51
18.000 - 18.499	7	2,074,530.45	0.22	359	41.80	12.281	624	87.65
18.500 - 18.999	1	279,930.72	0.03	359	46.00	12.650	588	100.00
Total:	3,020	$940,281,392.50	100.00%	359	41.00	8.386	631	82.22
*Based on original balances of the Mortgage Loans.

Minimum Mortgage Rates of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of Minimum	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Mortgage Rates (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
6.000 - 6.499	17	$8,996,440.02	0.96%	359	35.30	6.285	651	77.95
6.500 - 6.999	112	47,635,824.25	5.07	359	39.38	6.868	655	79.31
7.000 - 7.499	291	109,543,653.31	11.65	359	39.89	7.235	640	79.78
7.500 - 7.999	641	218,297,818.01	23.22	359	41.49	7.765	640	80.63
8.000 - 8.499	483	146,461,715.81	15.58	359	42.36	8.243	639	81.94
8.500 - 8.999	624	182,295,603.20	19.39	359	41.02	8.735	626	82.26
9.000 - 9.499	335	96,155,905.42	10.23	359	41.40	9.214	620	84.43
9.500 - 9.999	276	74,042,792.95	7.87	358	40.17	9.728	602	86.82
10.000 - 10.499	101	24,641,248.99	2.62	359	41.92	10.201	610	86.75
10.500 - 10.999	87	19,320,049.55	2.05	359	37.77	10.733	596	87.78
11.000 - 11.499	29	6,854,176.46	0.73	359	41.70	11.149	597	89.36
11.500 - 11.999	16	3,681,703.36	0.39	359	41.60	11.803	579	79.51
12.000 - 12.499	7	2,074,530.45	0.22	359	41.80	12.281	624	87.65
12.500 - 12.999	1	279,930.72	0.03	359	46.00	12.650	588	100.00
Total:	3,020	$940,281,392.50	100.00%	359	41.00	8.386	631	82.22
*Based on original balances of the Mortgage Loans.

Gross Margins of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
Range of	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Gross Margins (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.750 - 2.999	6	$2,841,445.00	0.30%	359	42.08	7.252	747	83.71
4.250 - 4.499	10	3,111,357.01	0.33	359	45.04	9.137	595	79.92
4.500 - 4.749	33	11,556,114.59	1.23	359	38.76	8.848	604	85.13
4.750 - 4.999	2	957,469.94	0.10	358	33.77	6.930	795	68.58
5.000 - 5.249	1	475,000.00	0.05	358	45.00	7.600	700	95.00
5.250 - 5.499	8	3,598,745.82	0.38	359	36.00	7.641	671	77.99
5.500 - 5.749	16	6,495,043.25	0.69	359	40.90	8.262	644	81.30
5.750 - 5.999	8	2,613,844.24	0.28	359	46.29	7.557	634	77.67
6.000 - 6.249	2,889	891,771,710.95	94.84	359	41.01	8.375	632	82.25
6.250 - 6.499	15	5,281,339.61	0.56	359	42.52	8.896	574	83.57
6.500 - 6.749	13	5,040,215.14	0.54	359	42.23	9.459	558	81.85
6.750 - 6.999	15	5,439,170.58	0.58	359	40.60	9.240	544	79.63
7.000 - 7.249	4	1,099,936.37	0.12	359	41.42	8.180	585	81.04
Total:	3,020	$940,281,392.50	100.00%	359	41.00	8.386	631	82.22
*Based on original balances of the Mortgage Loans.

Next Adjustment Date of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Next Adjustment Date	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
10/1/2007	1	$155,952.13	0.02%	352	46.00	9.000	627	95.00
12/1/2007	1	188,000.00	0.02	354	39.00	7.950	662	80.00
1/1/2008	4	396,314.12	0.04	355	40.98	9.183	586	80.07
2/1/2008	9	2,460,958.85	0.26	356	40.40	8.240	613	86.72
3/1/2008	6	1,703,935.66	0.18	357	39.75	8.264	644	85.48
4/1/2008	208	60,444,351.55	6.43	358	41.11	8.418	635	83.22
5/1/2008	1,797	569,480,234.39	60.56	359	41.29	8.374	630	82.14
6/1/2008	419	129,349,699.00	13.76	360	40.56	8.522	633	82.32
11/1/2008	1	102,000.00	0.01	353	41.00	6.950	642	80.00
4/1/2009	33	8,713,434.94	0.93	358	37.38	8.342	625	86.12
5/1/2009	409	130,966,831.86	13.93	359	40.76	8.283	628	81.73
6/1/2009	131	35,866,480.00	3.81	360	39.93	8.442	634	81.89
5/1/2011	1	453,200.00	0.05	359	32.00	7.125	726	89.35
Total:	3,020	$940,281,392.50	100.00%	359	41.00	8.386	631	82.22
*Based on original balances of the Mortgage Loans.

Initial Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Initial Periodic Cap (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
2.000	3,019	$939,828,192.50	99.95%	359	41.01	8.386	631	82.22
6.000	1	$453,200.00	0.05	359	32.00	7.125	726	89.35
Total:	3,020	$940,281,392.50	100.00%	359	41.00	8.386	631	82.22
*Based on original balances of the Mortgage Loans.

Periodic Cap of the Adjustable-Rate Loans

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Periodic Cap (%)	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
1.000	3,020	$940,281,392.50	100.00%	359	41.00	8.386	631	82.22
Total:	3,020	$940,281,392.50	100.00%	359	41.00	8.386	631	82.22
*Based on original balances of the Mortgage Loans.

Loan Source

				Remaining
	Number of		% of Principal	Term to	Debt-to-	Gross
	Initial	Principal Balance	Balance as of	Maturity	Income	Coupon		OLTV*
Loan Source	Mortgage Loans	as of the Cut-off Date	the Cut-off Date	(months)	(%)	(%)	FICO	(%)
Wholesale	3,322	$969,047,524.44	93.84%	359	40.97	8.387	632	82.43
Retail	204	63,662,565.16	6.16	356	40.77	8.405	629	81.59
Total:	3,526	$1,032,710,089.60	100.00%	359	40.96	8.388	632	82.38
*Based on original balances of the Mortgage Loans.